Exhibit 99.1
TerraForm Global Operating, LLC Launches Consent Solicitation Related to Senior Notes
Bethesda, MD, November 15, 2016 (GLOBENEWSWIRE) - TerraForm Global, Inc. (Nasdaq: GLBL) (the “Company”), a global owner and operator of clean energy power plants, today announced that its subsidiary TerraForm Global Operating, LLC (“TerraForm Global”) has launched the solicitation of consents (the “Consent Solicitation”) from holders of record as of 5:00 p.m., New York City time, November 14, 2016 (the “Record Date”) of its 9.75% Senior Notes due 2022 (the “Notes”) to obtain waivers (the “Proposed Waiver”) relating to certain reporting covenants under the indenture dated as of August 5, 2015 (as supplemented, the “Indenture”), among TerraForm Global, as issuer, the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”).
The Proposed Waiver would waive (i) any and all Defaults or Events of Default (as such terms are defined in the Indenture) existing as of the Waiver Extension Date (as defined below) as a result of the expiration of the September Waiver (as defined in the Consent Solicitation Statement), and the consequences thereof, with respect to any failure to comply with the Indenture, the Notes or the Note Guarantees (as defined in the Indenture) that may have occurred, directly or indirectly, as a result of, arising from, relating to or in connection with a failure to comply with the covenants set forth in Section 4.03 of the Indenture (other than those under Section 4.03(a)(3) thereof relating to current reports on Form 8-K) (such covenants, other than those under Section 4.03(a)(3) thereof, being referred to herein as the “Annual and Quarterly Reporting Covenants”) and (ii) compliance with the Annual and Quarterly Reporting Covenants, in each case from 5:00 p.m., New York City time, on December 6, 2016 (such date and time, the “Waiver Extension Date”) until 5:00 p.m., New York City time, on January 6, 2017 (such date and time, the “Waiver Expiration Date”), if TerraForm Global has not, by the Waiver Extension Date, filed with the Securities and Exchange Commission (the “SEC”) or made publicly available all annual and quarterly reports that would have been required to be so filed or made publicly available pursuant to the Annual and Quarterly Reporting Covenants and cured each Default or Event of Default in connection therewith.
The Consent Solicitation will expire at 5:00 p.m., New York City time, on November 22, 2016, unless extended or earlier terminated by TerraForm Global in its sole discretion (the “Consent Date”).
TerraForm Global’s obligation to accept consents and pay the Initial Consent Fee (as defined below) is conditioned on, among other things, there being validly delivered and unrevoked consents from the holders of not less than a majority in aggregate principal amount of the Notes (the “Requisite Consents”). TerraForm Global is offering each holder of the Notes that consents (a “Consenting Holder”) to the Proposed Waiver an initial consent fee (the “Initial Consent Fee”) of $1.00 per $1,000 principal amount of the Notes held by such holder as to which TerraForm Global receives and accepts consents. If the Requisite Consents are received on or prior to the Consent Date, TerraForm Global will be deemed to have accepted the consents if, as and when it pays the Initial Consent Fee, at which time the Proposed Waiver will become effective (subject to termination for TerraForm Global’s failure to pay, or cause to be paid, the Extension Fee (as defined below)).
If TerraForm Global has not, by the Waiver Extension Date, filed with the SEC or made publicly available all annual and quarterly reports that would have been required to be so filed or made publicly available pursuant to the Annual and Quarterly Reporting Covenants and cured each Default or Event of Default in connection therewith, TerraForm Global may, on or prior to the Waiver Extension Date, pay, or cause to be paid, to each Consenting Holder of the Notes with respect to which the Proposed Waiver became effective an extension fee (the “Extension Fee” and, together with the Initial Consent Fee, the “Consent Fees”) of $1.50 per $1,000 principal amount of such series of the Notes held by such holder as to which TerraForm Global received and accepted consents. If TerraForm Global fails to pay, or cause to be paid, on or prior to the Waiver Extension Date, the Extension Fee to each Consenting Holder of a series of the Notes with respect to which the Proposed Waiver became effective, the Proposed Waiver will terminate, and be of no further force and effect, on and after the Waiver Extension Date.
In addition, under the Proposed Waiver, in the event that (x) the Company publicly announces at any time an M&A Transaction (as defined in the Indenture) that has been approved by the Board of Directors of the Company and (y) such M&A Transaction includes an offer by TerraForm Global (or one of its affiliates) or a potential acquiror (or one of its affiliates) to each Holder (as defined in the Indenture) of the Notes to repurchase all of that Holder’s Notes at a purchase price in cash at least equal to 101% of the aggregate principal amount of such Notes repurchased, plus accrued and unpaid interest, if any, on such Notes repurchased to the date of repurchase (such an offer, a “Repurchase Offer”), compliance with the Annual and Quarterly Reporting Covenants will be suspended beginning on the date of such public announcement and the Proposed Waiver will continue in full force and effect regardless of the Waiver Expiration Date; provided that such suspension of compliance with the Annual and Quarterly Reporting Covenants shall cease on the date that is six months following the date of such public announcement if such M&A Transaction (or any other M&A Transaction meeting the requirements of the preceding clause (y) relating to a Repurchase Offer) has not been consummated within such six months; provided, further, that if such M&A Transaction (including such other M&A Transaction meeting the requirements of the preceding clause (y) relating to a Repurchase Offer) has been consummated within such six months (it being understood that such M&A Transaction shall have met the requirement of the preceding clause (y) relating to a Repurchase Offer), (x) any and all Defaults or Events of Default existing as of the consummation of such M&A Transaction, and the consequences thereof, with respect to any failure to comply with the Indenture, the Notes or the Note Guarantees that may have occurred, directly or indirectly, as a result of, arising from, relating to or in connection with a failure to comply with the Annual and Quarterly Reporting Covenants will be waived and (y) compliance with the Annual and Quarterly Reporting Covenants will be waived with respect to any fiscal quarter or fiscal year (other than (i) the first full fiscal quarter that begins after the consummation of such M&A Transaction and any subsequent fiscal quarter thereafter and (ii) the first full fiscal year that begins after the consummation of such M&A Transaction and any subsequent fiscal year thereafter) (it being understood that, with respect to each such fiscal period in (i) and (ii) of this clause (y), compliance with the Annual and Quarterly Reporting Covenants shall again apply).
Copies of the Consent Solicitation Statement and the Letter of Consent may be obtained by holders of the Notes from the Tabulation Agent for the Consent Solicitation, Global Bondholder Services Corporation, at (866) 924-2200.
Citigroup Global Markets Inc. is the Solicitation Agent for the Consent Solicitation. Questions regarding the Consent Solicitation may be directed to Citigroup Global Markets Inc., at (800) 558-3745 and (212) 723-6106.
None of TerraForm Global, the Tabulation Agent, the Solicitation Agent, the Trustee or any of their respective affiliates makes any recommendation as to whether holders of the Notes should deliver their consent to the Proposed Waiver pursuant to the Consent Solicitation, and no one has been authorized by any of them to make such a recommendation. Each holder of the Notes must make its own decision as to whether to give its consent.
THIS NEWS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE A SOLICITATION OF CONSENTS IN ANY JURISDICTION.
THE CONSENT SOLICITATION IS BEING MADE ONLY PURSUANT TO THE CONSENT SOLICITATION STATEMENT AND THE LETTER OF CONSENT THAT THE TABULATION AGENT WILL DISTRIBUTE TO HOLDERS OF THE NOTES. HOLDERS OF THE NOTES SHOULD CAREFULLY READ THE CONSENT SOLICITATION STATEMENT AND LETTER OF CONSENT PRIOR TO MAKING ANY DECISION WITH

RESPECT TO THE CONSENT SOLICITATION, BECAUSE SUCH DOCUMENTS CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE CONSENT SOLICITATION.
About TerraForm Global
TerraForm Global is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Global creates value for its investors by owning and operating clean energy power plants in high-growth emerging markets. For more information about TerraForm Global, please visit: www.terraformglobal.com.
Contacts:
Investors:

Brett Prior
TerraForm Global
investors@terraform.com

Media:

Meaghan Repko / Joseph Sala / Nicholas Leasure
Joele Frank, Wilkinson Brimmer Katcher
media@terraform.com
(212) 355-4449